                                                          EXHIBIT NO. EX-99.a.14



                  DFA INVESTMENT DIMENSIONS GROUP INC.


                  FORM OF ARTICLES SUPPLEMENTARY TO THE CHARTER

      DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 and
Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation has authority to issue a total of Six Billion (6,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Sixty Million Dollars ($60,000,000), all of which shall be considered common stock. The allocation of shares to each of its thirty-eight existing classes is as follows:

                                                         Number of Shares of Common
                                                                    Stock
                                                         (par value $.01 per share)
           Class Designation                                      Allocated
           -----------------                                      ---------
The U.S. Large Company Portfolio Shares                          200,000,000

U.S. Micro Cap Portfolio Shares                                  300,000,000

The DFA One-Year Fixed Income                                    300,000,000
   Portfolio Shares

The DFA Five-Year Government                                     100,000,000
   Portfolio Shares

The United Kingdom Small Company                                  20,000,000
   Portfolio Shares

The Japanese Small Company Portfolio Shares                       50,000,000

The Continental Small Company                                     50,000,000
   Portfolio Shares

The DFA Intermediate Government Fixed                            100,000,000
   Income Portfolio Shares

The DFA Five-Year Global Fixed Income                            100,000,000
   Portfolio Shares

The Pacific Rim Small Company                                     50,000,000
   Portfolio Shares

The Large Cap International Portfolio Shares                     150,000,000

U.S. Small Cap Portfolio Shares                                  100,000,000

U.S. Small Cap Value Portfolio Shares                            300,000,000

The U.S. Large Cap Value Portfolio Shares                        200,000,000

The DFA Real Estate Securities Portfolio                         100,000,000
   Shares


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

                                                         Number of Shares of Common
                                                                    Stock
                                                         (par value $.01 per share)
           Class Designation                                      Allocated
           -----------------                                      ---------
AAM/DFA International High Book to Market                        100,000,000
   Portfolio Shares

The Emerging Markets Portfolio Shares                            100,000,000

DFA International Small Cap Value                                200,000,000
   Portfolio Shares

VA Large Value Portfolio Shares                                   50,000,000

VA Global Bond Portfolio Shares                                   50,000,000

VA Small Value Portfolio Shares                                   50,000,000

VA International Value Portfolio Shares                           50,000,000

VA International Small Portfolio Shares                           50,000,000

The VA Short-Term Fixed Portfolio Shares                          50,000,000

Enhanced U.S. Large Company                                      100,000,000
   Portfolio Shares

DFA Two-Year Global Fixed Income                                 200,000,000
   Portfolio Shares

International Small Company Portfolio Shares                     100,000,000

Emerging Markets Small Cap Portfolio Shares                      100,000,000

U.S. Small XM Value Portfolio Shares                             100,000,000

Emerging Markets Value Portfolio Shares                          100,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares                100,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                      100,000,000

Tax-Managed U.S. Marketwide Value                                100,000,000
   Portfolio Shares

Tax-Managed DFA International Value                              100,000,000
   Portfolio Shares

LD U.S. Large Company Portfolio Shares                           100,000,000

HD U.S. Large Company Portfolio Shares                           100,000,000

LD U.S. Marketwide Value Portfolio Shares                        100,000,000

HD U.S. Marketwide Value Portfolio Shares                        100,000,000

      SECOND: The Board of Directors of the Corporation has adopted a resolution classifying and allocating One Hundred Million (100,000,000) shares of the unallocated and unissued common stock (par value $.01 per share) of the Corporation to a new class of common stock designated as "Tax-Managed U.S. Marketwide Portfolio Shares."

      THIRD: Following the aforesaid classification and allocation, the total number of shares of stock which the Corporation is authorized to issue is Six Billion (6,000,000,000) shares, with a par value of One Cent ($.0l) per share and an aggregate par value of Sixty Million Dollars ($60,000,000), and the allocation of shares to each of the thirty-nine classes (each a "Class" and, collectively, the "Classes") is as follows:


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

                                            Number of Shares of Common Stock
                                               (par value $.01 per share)
           Class Designation                            Allocated
           -----------------                            ---------
The U.S. Large Company Portfolio Shares                200,000,000

U.S. Micro Cap Portfolio Shares                        300,000,000

The DFA One-Year Fixed Income                          300,000,000
   Portfolio Shares

The DFA Five-Year Government                           100,000,000
   Portfolio Shares

The United Kingdom Small Company                        20,000,000
   Portfolio Shares

The Japanese Small Company Portfolio                    50,000,000
   Shares

The Continental Small Company                           50,000,000
   Portfolio Shares

The DFA Intermediate Government Fixed                  100,000,000
   Income Portfolio Shares

The DFA Five-Year Global Fixed Income                  100,000,000
   Portfolio Shares

The Pacific Rim Small Company                           50,000,000
   Portfolio Shares

The Large Cap International Portfolio                  150,000,000
   Shares

U.S. Small Cap Portfolio Shares                        100,000,000

U.S. Small Cap Value Portfolio Shares                  300,000,000

The U.S. Large Cap Value Portfolio                     200,000,000
   Shares

The DFA Real Estate Securities                         100,000,000
   Portfolio Shares

AAM/DFA International High Book to                     100,000,000
   Market Portfolio Shares

The Emerging Markets Portfolio Shares                  100,000,000

DFA International Small Cap Value                      200,000,000
   Portfolio Shares

VA Large Value Portfolio Shares                         50,000,000

VA Global Bond Portfolio Shares                         50,000,000

VA Small Value Portfolio Shares                         50,000,000

VA International Value Portfolio Shares                 50,000,000

VA International Small Portfolio Shares                 50,000,000

The VA Short-Term Fixed Portfolio Shares                50,000,000

Enhanced U.S. Large Company                            100,000,000
   Portfolio Shares

DFA Two-Year Global Fixed Income                       200,000,000
   Portfolio Shares


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

                                            Number of Shares of Common Stock
                                               (par value $.01 per share)
           Class Designation                            Allocated
           -----------------                            ---------
International Small Company Portfolio                  100,000,000
   Shares

Emerging Markets Small Cap Portfolio                   100,000,000
   Shares

U.S. Small XM Value Portfolio Shares                   100,000,000

Emerging Markets Value Portfolio Shares                100,000,000

Tax-Managed U.S. Small Cap Value                       100,000,000
   Portfolio Shares

Tax-Managed U.S. Small Cap Portfolio                   100,000,000
   Shares

Tax-Managed U.S. Marketwide Value                      100,000,000
   Portfolio Shares

Tax-Managed DFA International Value                    100,000,000
   Portfolio Shares

LD U.S. Large Company Portfolio Shares                 100,000,000

HD U.S. Large Company Portfolio Shares                 100,000,000

LD U.S. Marketwide Value Portfolio                     100,000,000
   Shares

HD U.S. Marketwide Value Portfolio                     100,000,000
   Shares

Tax-Managed U.S. Marketwide                            100,000,000
   Portfolio Shares

      FOURTH: A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

      The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

      Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

            (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class, subject only to the rights of the creditors.

            (2) Dividends or distributions on shares of a Class and redemptions of such Class shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Class.


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

            (3) The Corporation may deduct from the proceeds of redemption of shares of each Class the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

            (4) In the event of the liquidation or dissolution of the Corporation, holders of each Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class; and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class, as determined by the Board of Directors.

            (5) The assets belonging to each Class shall be charged with the liabilities in respect to such Class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

      FIFTH: The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

      SIXTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.



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

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this ____ day of July, 2001.


ATTEST:                            DFA INVESTMENT DIMENSIONS GROUP INC.


                                   By:
-------------------------------        -----------------------------------------
Catherine L. Newell                    Michael T. Scardina
Secretary                              Vice President, Chief Financial Officer
                                       and Treasurer





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